Exhibit 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Vice President-Investor Relations, 303-312-8155

Bill Barrett Corporation Announces Upcoming Investor Events

DENVER – June 12, 2014 – Bill Barrett Corporation (the “Company”) (NYSE: BBG) announced today that management plans to participate in upcoming investor events. An updated investor presentation will be posted on the homepage of the Company’s website at www.billbarrettcorp.com at 5:00 p.m. Mountain time on Tuesday, June 17, 2014.

Chief Financial Officer Bob Howard and Vice President – Investor Relations Jennifer Martin will participate in investor meetings in New York on Wednesday, June 18, 2014 and in Minneapolis Thursday, June 19, 2014 hosted by Wunderlich Securities. These events are not webcast.

Chief Executive Officer and President Scot Woodall will present at the GHS 100 Energy Conference on Tuesday, June 24, 2014 at 10:00 a.m. Central time. The event will be webcast, available on the Company’s homepage at www.billbarrettcorp.com.

ABOUT BILL BARRETT CORPORATION

Bill Barrett Corporation (NYSE: BBG), headquartered in Denver, Colorado, develops oil and natural gas in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.